Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 19, 1997, on our audits of the consolidated financial statements of Oryx Energy Company and its Subsidiaries, included in their Annual Report on Form 10-K for the year ended December 31, 1996.


                                         /s/  Coopers  &  Lybrand
L.L.P.



Dallas, Texas
May 6, 1997
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